EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Monarch Properties, Inc.

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                          KPMG Peat Marwick LLP

Baltimore, Maryland
April 27, 1998